                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT
                                      WITH
                                 DANIEL J. PIKE


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 3, 2000, by and between CLASSIC COMMUNICATIONS, INC., a Delaware corporation ("Classic"), CLASSIC CABLE, INC., a Delaware corporation (collectively, the "Employer"), and DANIEL J. PIKE (the "Employee").

                                    RECITALS:

                  The Employer wishes to take steps to ensure that the Employer will have the Employee's services available to the Employer and its subsidiaries, on the terms and conditions hereinafter set forth, and the Employee is willing to accept such employment on such terms and conditions.

                  In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. Term. Unless the Employee's employment shall sooner terminate pursuant to Sections 7 or 8 hereof, the term of employment under this Agreement shall commence on November 6, 2000 (the "Commencement Date") and shall continue through November 6, 2001 (such initial one year term, together with any extensions thereof in accordance with the next sentence of this Section 2 referred to as the "Term"). The initial term of Employee's employment hereunder shall thereafter be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year each until either party to this Agreement gives the other written notice of termination of employment pursuant to this Agreement or until the death of the Employee. The period commencing on the Commencement Date and ending on the date of termination of Employee's employment or the death of the Employee shall be referred to as the "Employment Period."

         3. Compensation; Reimbursement.

                  (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the Employment Period a base annual salary of $150,000 per year (the "Basic Salary"), or such other amount as the parties may agree on from time to time, payable in equal monthly installments or in other more frequent installments, as determined by the Employer. The board of directors of the Employer (the "Board of Directors") shall have the right to increase the Employee's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors, in its sole discretion, may, with respect to any year during the Employment Period, award a bonus or bonuses to the Employee. Any bonus or bonuses paid pursuant to this Section 3(a) shall be paid to the Employee on a date consistent with the payment of bonuses to other senior officers of the Company.

                  (b) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                  (c) The Employee shall be entitled to such fringe benefits, including, but not limited to, medical, dental, term life and other insurance benefits, as may be provided from time to time by the Employer to other senior officers of the Employer. The Employee shall also be entitled to participate in the Employer's 401(k) plan.

         4. Duties. The Employee is engaged as the Chief Technology Officer of the Employer and of the Employer's various subsidiaries. The Chief Technology Officer shall see to it that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors and other officers of the Employer senior to the Employee are carried into effect. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Chief Executive Officer or other officers of the Employer senior to the Employee.

         5. Extent of Services; Vacations and Days Off.

                  (a) During the Employment Period, the Employee shall devote substantially all of his time, energy and attention during regular business hours to the benefit and business of the Employer in performing his duties pursuant to this Agreement. Notwithstanding the preceding sentence, the Employer understands that

Employee is a director of Com 21, is on The Advisory Group of Cisco Systems, and from time to time renders technical advice to @Security.

                  (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

         6. Facilities. The Employer shall provide the Employee with a fully furnished office, and the facilities of the Employer shall be generally available to the Employee in the performance of his duties pursuant to this Agreement.

         7. Termination on Death or Incapacity; Effect of Illness.

                  (a) If the Employee dies during the Term, the Employer shall pay to the estate of the Employee the Basic Salary that would have otherwise been paid to the Employee plus any bonus compensation awarded, but not yet paid, through the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

                  (b) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of ninety (90) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six (6) months from the ending of the previous period of disability. Upon determination of the Employee's permanent disability, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. Upon such termination of Employee's employment, the Employer shall pay to the Employee the Basic Salary that would have otherwise been paid to the Employee plus any bonus compensation awarded, but not yet paid, through the end of the month in which Employee's termination of employment occurs. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and the Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and to submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                  (c) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which does not exceed ninety (90) days in any one-year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement, less any benefits received by him under any disability insurance carried by or provided by the Employer.

         8. Other Terminations.

                  (a) (i) The Employee may terminate his employment hereunder upon giving not more than thirty (30) days' nor less than fifteen (15) days' prior written notice to the Employer.

                           (ii) If the Employee gives notice pursuant to Section
8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date set forth in the notice to the Employer).

                  (b) The Employer may terminate the Employee's employment hereunder at any time, without prior notice and with or without Good Cause.

                  (c) If the Employer shall terminate the employment of the Employee without Good Cause (as defined below), the Employee shall have the nonforfeitable right to receive the Basic Salary, any awarded but unpaid bonus, matching 401(k) contributions consistent with past practice (to the extent permitted by such 401(k) plan and by law), health insurance (to the extent permitted by such health insurance plans and by law) and other existing benefits, paid monthly, to which he is entitled for a period of one-year from the effective date of Employee's termination; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Sections 9, 10 and 11 are intended to and shall remain in full force and effect.

                  (d) (i) If the employment of the Employee is terminated for Good Cause, or if the Employee voluntarily terminates his employment, the Employer shall pay to the Employee any Basic Salary earned and bonus awarded but unpaid prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                           (ii) "Good Cause" shall include:

                                    (1) The Employee's conviction of a criminal
offense that has a material adverse effect upon the business or reputation or the Employer or any affiliate of the Employer;

                                    (2) Commission by the Employee of a material
breach of his duty of loyalty to the Employer, any affiliate of the Employer, or Sections 9, 10 or 11 of this Agreement;

                                    (3) The willful failure by the Employee to
substantially perform the Employee's duties specified hereunder or such other duties as may be reasonably defined by the Chief Executive Officer of the Employer from time to time (other than any such failure resulting from the Employee's disability), which failure to perform has not been cured within fifteen (15) days after a written demand for substantial performance is delivered to the Employee by the Chief Executive Officer and President of the Employer; or

                                    (4) Any fraud, material misappropriation, or
embezzlement by the Employee in connection with the operation or management of the business of the Employer.

                  (e) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without Good Cause, the payments and benefits paid and provided pursuant to this Agreement shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without Good Cause; provided that the Employee shall be required to use all reasonable efforts to mitigate his damages; provided further that if the Employee obtains new employment (including self-employment), any payments and benefits paid and provided pursuant to this Agreement shall be reduced or cancelled to the extent of any salary or other cash compensation and benefits coverage earned or accrued in connection with such employment.

                  (f) The Employer's obligation to make any of the payments or provide any of the benefits described above is conditioned upon the Employee delivering a full release of any known or unknown claims arising out of or related to this

Agreement or the Employee's employment or termination of employment with the Employer in a form which is reasonably acceptable to the Employer.

         9. Disclosure. The Employee agrees that during the Employment Period, he will disclose and disclose only to the Employer all material ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during the Employment Period. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         10. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during the Employment Period and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the Employment Period, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         11. Non-Competition, Non-Solicitation; Non-Disparagement. The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he will receive: (1) special training and education with respect to the operations of a cable television company and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

                  (a) During a period starting on the Commencement Date and ending two (2) years following the end of the Employment Period, the Employee shall not, without the prior written consent of the Employer, (i) directly or indirectly engage in any business that competes with the Employer or any subsidiary or affiliate of the Employer in their conduct of the cable television business, or otherwise receive compensation for any services rendered regarding any aspect of the cable television business anywhere within a thirty-five (35) mile radius of any cable television system operated by the Employer or any subsidiary or affiliate of the Employer; or (ii) engage or participate, directly or indirectly, in any business which is substantially similar to that of the Employer or any subsidiary or affiliate of the Employer, including, without limitation, serving as a consultant, administrator, officer, director, employee, manager, landlord, lender, guarantor, or in any similar or related capacity or otherwise receive compensation for services rendered regarding any aspect of the cable television business anywhere within the states in which any cable television system is operated by the Employer or any subsidiary or affiliate of the Employer. The Employee acknowledges that these limited prohibitions are reasonable as to time, geographical area and scope of activities to be restrained and that the limited prohibitions do not impose a greater restraint than is necessary to protect the Employer's goodwill, proprietary information and other business interests. The mere ownership of a de minimis amount of securities in any competitive enterprise and exercise of rights appurtenant thereto are not prohibited.

                  (b) During the Employment Period, except as may be otherwise herein provided, for a period of two (2) years following the end of the Employment Period, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (i) solicit any of the employees of the Employer to terminate their employment or (ii) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the Employment Period.

                  (c) The Employee agrees that, during the Employment Period and the non-competition period described in this Section 11, he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Employer, its subsidiaries or affiliates, or directors, officers, employees or the operations, products or services of the Employer or any of its subsidiaries or affiliates, except in connection with the performance of his services hereunder to the extent the Employee makes the statement to employees of the Employer or its affiliates in good faith in furtherance of the Employer's business.

                  (d) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 11(a), (b) or
(c) shall be extended by any length of time during which the Employee is in breach of such covenants.

                  (e) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (d) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the

Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                  (f) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         12. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         13. Stock Options. At the December 2000 Board of Directors meeting of Employer, the Employee shall be granted, in accordance with and subject to the terms and conditions of the Classic Communications, Inc. 1999 Omnibus Stock Incentive Plan (the "1999 Plan") and the incentive stock option award agreement (the "Stock Option Agreement") by and between Classic and the Employee, an incentive stock option to purchase a number of shares commensurate with his position (in the sole and absolute discretion of the Board of Directors) of Classic's Class A Voting Common Stock, par value $.01 per share ("Common Stock"), at the exercise price per share as customarily determined by the Board of Directors. Such option will vest and become exercisable as to 25 percent (25%) of the Common Stock on each of the first four (4) anniversaries of the Date of Grant (as defined in the Stock Option Agreement).

         14. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         15. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         16. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         17. Entire Agreement. This Agreement, the 1999 Plan and the Stock Option Agreement contain the entire agreement and supersede all prior agreements and understandings, oral or written, between the Employer (or its subsidiaries) and Employee, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         18. Construction and Interpretation.

                  (a) This Agreement shall be governed by and construed pursuant to the laws of the State of Texas.

                  (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

                  (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         19. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent:


         To the Employer:   Classic Communications, Inc. and Classic Cable, Inc.
                            515 Congress Avenue
                            Suite 2626
                            Austin, Texas 78701
                            Attention:  Chief Executive Officer

         With copies to:    Winstead Sechrest & Minick
                            100 Congress Avenue
                            Suite 800
                            Austin, Texas 78701-4042
                            Attention: Tricia Jackson Hastings

         To the Employee:   at the address and telecopy number stated in the
                            signature page hereto

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first-above written.

                              CLASSIC COMMUNICATIONS, INC.



                              By: /s/ J. Merritt Belisle
                                  ----------------------------------------------
                                   Name:    J. Merritt Belisle
                                   Title:   Chief Executive Officer


                              CLASSIC CABLE, INC.



                              By: /s/ J. Merritt Belisle
                                  ----------------------------------------------
                                   Name:    J. Merritt Belisle
                                   Title:   Chief Executive Officer


                              EMPLOYEE

                              /s/ Daniel J. Pike

                              DANIEL J. PIKE
                              Address:      7410 Creekbluff Drive
                                            Austin, Texas 78750
                              Telecopy Number:
                                              ----------------------------------